UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2020 (August 25, 2020)

ALLIANCEBERNSTEIN L.P.
(Exact name of registrant as specified in its charter)

Delaware	000-29961	13-4064930
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1345 Avenue of the Americas, New York, NY  10105
(Address of principal executive offices)
(Zip Code)
(212) 969-1000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(g) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Units of limited partnership interest in AllianceBernstein L.P.	None	None

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)(c) On August 26, 2020, AllianceBernstein Corporation (the “Corporation”), general partner of AllianceBernstein L.P. (“ABLP”) and AllianceBernstein Holding L.P. (“AB Holding” and, together with ABLP and the Corporation, “AB”), announced that Ali Dibadj, age 45, who joined AB in 2006 as a sell-side senior research analyst and was appointed as AB’s Head of Finance and Strategy in April 2020, will also hold the title of Chief Financial Officer (“CFO”), effective on or about February 12, 2021. The news release (the “News Release”) announcing these managerial changes is attached hereto as Exhibit 99.01.

Mr. Dibadj succeeds John Weisenseel as CFO. Mr. Weisenseel, who joined AB as CFO in May 2012, will remain CFO through approximately February 11, 2021 (the date on which we currently expect to file our Form 10-K for the year ending December 31, 2020) and then assume a senior advisory role until his retirement on September 30, 2021.

(e) AB has entered into a retirement agreement (the “JW Agreement”) with Mr. Weisenseel, pursuant to which he will receive 113,266 of the 151,803 AB Holding units awarded to him in April 2018 relating to our headquarters relocation to Nashville, TN. These 113,266 AB Holding units will vest on September 30, 2021 (Mr. Weisenseel’s retirement date) and, in accordance with Mr. Weisenseel’s voluntary deferral under Section 409A of the Internal Revenue Code of 1986, as amended, will be delivered to Mr. Weisenseel on or about March 31, 2027. The JW Agreement is attached hereto as Exhibit 99.02.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.01 News Release.

99.02  JW Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALLIANCEBERNSTEIN L.P.
Dated: August 26, 2020	By:	/s/ David Lesser
David Lesser Corporate Secretary